UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – August 14, 2012

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On August 14, 2012, Energy Future Intermediate Holding Company LLC (“EFIH”), a wholly-owned subsidiary of Energy Future Holdings Corp. (“EFH Corp.”), and EFIH Finance Inc. (“EFIH Finance” and, together with EFIH, the “Issuer”), a direct, wholly-owned subsidiary of EFIH, completed an offering of $250 million aggregate principal amount of the Issuer’s 6.875% Senior Secured Notes due 2017 (the “First Lien Notes”) and $600 million aggregate principal amount of the Issuer’s additional 11.750% Senior Secured Second Lien Notes due 2022 (the “New 2022 Second Lien Notes”) in a private placement conducted pursuant to the exemptions from registration contained in Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The First Lien Notes were issued pursuant to an Indenture, dated as of August 14, 2012, among the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “First Lien Indenture”). The New 2022 Second Lien Notes were issued as additional notes pursuant to the Indenture, dated as of April 25, 2011 (the “Second Lien Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of February 6, 2012 (the “Second Lien First Supplemental Indenture”), the Second Supplemental Indenture, dated as of February 28, 2012 (the “Second Lien Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of May 31, 2012 (the “Second Lien Third Supplemental Indenture”), and the Fourth Supplemental Indenture, dated as of August 14, 2012 (the “Second Lien Fourth Supplemental Indenture”), each among the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (as so supplemented, the “Second Lien Indenture” and, together with the First Lien Indenture, the “Indentures”), pursuant to which the Issuer previously issued $406 million aggregate principal amount of its 11% Senior Secured Second Lien Notes due 2021 (the “2021 Second Lien Notes”) and $1.15 billion aggregate principal amount of its 11.750% Senior Secured Second Lien Notes due 2022 (the “Initial 2022 Second Lien Notes”). The New 2022 Second Lien Notes have identical terms, other than the issue date and issue price, will be fungible with, and constitute part of the same series as, the Initial 2022 Second Lien Notes. The holders of the New 2022 Second Lien Notes, the Initial 2022 Second Lien Notes and the 2021 Second Lien Notes will generally vote as a single class under the terms of the Second Lien Indenture.

The New 2022 Second Lien Notes and the Initial 2022 Second Lien Notes are referred to herein collectively as the “2022 Second Lien Notes.” The 2022 Second Lien Notes and the 2021 Second Lien Notes are referred to herein collectively as the “Second Lien Notes.” The First Lien Notes and the 2022 Second Lien Notes are referred to herein collectively as the “Notes.”

The First Lien Notes will mature on August 15, 2017. Interest on the First Lien Notes is payable in cash in arrears on February 15 and August 15 of each year at a fixed rate of 6.875% per annum, commencing on February 15, 2013. The 2022 Second Lien Notes will mature on March 1, 2022. Interest on the 2022 Second Lien Notes is payable in cash in arrears on March 1 and September 1 of each year at a fixed rate of 11.750% per annum, commencing on September 1, 2012.

The First Lien Notes are secured, equally and ratably, with certain outstanding indebtedness of the Issuer and EFH Corp., on a first-priority basis, by the pledge of all of the membership interests and other investments EFIH owns or holds in Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) (such membership interests and other investments, the “Collateral”). The 2022 Second Lien Notes are secured, equally and ratably with the 2021 Second Lien Notes, on a second-priority basis, by the pledge of the Collateral.

The First Lien Notes are effectively senior to all indebtedness of EFIH secured by the Collateral on a second-priority basis and to all unsecured indebtedness of EFIH, each to the extent of the value of the Collateral. The Second Lien Notes are effectively subordinated to EFIH’s existing and future indebtedness that is secured by the Collateral on a first-priority basis, to the extent of the value of the Collateral, and effectively senior to all unsecured indebtedness of EFIH to the extent of the value of the Collateral (after taking into account the obligations secured by the Collateral on a first-priority basis). The Notes are structurally subordinated to all existing and future indebtedness and other liabilities of the subsidiaries of EFIH (other than EFIH Finance), including all indebtedness and other liabilities of Oncor Holdings and its subsidiaries. The Notes will be senior in right of payment to any future subordinated indebtedness of EFIH.

The Notes and the Indentures restrict the Issuer’s and its restricted subsidiaries’ ability to, among other things:

•	make restricted payments,

•	incur indebtedness and issue preferred stock,

•	incur liens,

•	permit dividend and other payment restrictions on restricted subsidiaries,

•	merge, consolidate or sell assets, and

•	engage in transactions with affiliates.

These covenants are subject to a number of important additional limitations and exceptions.

The Notes and the Indentures also contain customary events of default, including, among others, failure to pay principal of or interest on the Notes when due. If an event of default occurs under the First Lien Notes and the First Lien Indenture, the trustee or the holders of at least 30% in aggregate principal amount outstanding of the First Lien Notes may declare the principal amount of the First Lien Notes to be due and payable immediately. If an event of default occurs under the Second Lien Indenture and either the 2022 Second Lien Notes or the 2021 Second Lien Notes, the trustee or the holders of at least 30% in aggregate principal amount outstanding of the 2022 Second Lien Notes and the 2021 Second Lien Notes may declare the principal amount of the 2022 Second Lien Notes and the 2021 Second Lien Notes to be due and payable immediately. There will initially be no restricted subsidiaries under the Indentures (other than EFIH Finance, which has no assets). Oncor Holdings, the immediate parent of Oncor Electric Delivery Company LLC (“Oncor”), and its subsidiaries are unrestricted subsidiaries under the Indentures and, accordingly, are not subject to any of the restrictive covenants in the Indentures. None of Oncor Holdings, Oncor or their respective subsidiaries or EFH Corp. and its competitive subsidiaries, including Texas Competitive Electric Holdings Company LLC, guarantee (or are obligated in any way with respect to) the Notes.

The Issuer may redeem the First Lien Notes, in whole or in part, at any time on or after February 15, 2015, at specified redemption prices, plus accrued and unpaid interest, if any. In addition, before February 15, 2015, the Issuer may redeem up to 35% of the aggregate principal amount of the First Lien Notes from time to time at a redemption price of 106.875% of the aggregate principal amount of the First Lien Notes, plus accrued and unpaid interest, if any, with the net cash proceeds of certain equity offerings. The Issuer may also redeem the First Lien Notes at any time prior to February 15, 2015 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. Upon the occurrence of a change in control, the Issuer must offer to repurchase the First Lien Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

The Issuer may redeem the 2022 Second Lien Notes, in whole or in part, at any time on or after March 1, 2017, at specified redemption prices, plus accrued and unpaid interest, if any. In addition, before March 1, 2015, the Issuer may redeem up to 35% of the aggregate principal amount of the 2022 Second Lien Notes from time to time at a redemption price of 111.750% of the aggregate principal amount of the 2022 Second Lien Notes, plus accrued and unpaid interest, if any, with the net cash proceeds of certain equity offerings. The Issuer may also redeem the 2022 Second Lien Notes at any time prior to March 1, 2017 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. Upon the occurrence of a change in control, the Issuer must offer to repurchase the 2022 Second Lien Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

The Notes have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities laws.

A copy of the First Lien Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. A copy of the Second Lien Base Indenture was previously filed as Exhibit 4(e) to EFH Corp.’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2011 filed with the United States Securities and Exchange Commission (the “SEC”) on April 29, 2011; a copy of the Second Lien First Supplemental Indenture was previously filed as Exhibit 4.1 to EFIH’s current report on Form 8-K filed with the SEC on February 7, 2012; a copy of the Second Lien Second Supplemental Indenture was previously filed as Exhibit 4.1 to EFIH’s current report on Form 8-K filed with the SEC on February 29, 2012; a copy of the Second Lien Third Supplemental Indenture was previously filed as Exhibit 4(a) to EFH Corp.’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2012 filed with the SEC on July 31, 2012; and a copy of the Second Lien Fourth Supplemental Indenture is attached hereto as Exhibit 4.2, and each is incorporated herein by reference. The above description of the Indentures is qualified in its entirety by reference to the Indentures.

Registration Rights Agreement

On August 14, 2012, the Issuer also entered into a registration rights agreement (the “Registration Rights Agreement”) among the Issuer and the initial purchasers named therein. Pursuant to the Registration Rights Agreement, the Issuer has agreed to register with the SEC notes having substantially identical terms as the First Lien Notes and the New 2022 Second Lien Notes, as applicable (except for provisions relating to transfer restrictions and payment of additional interest), as part of an offer to exchange such registered notes for the First Lien Notes and the New 2022 Second Lien Notes, respectively, and to complete such exchange offer no later than 365 days after (i) August 14, 2012 with respect to the First Lien Notes and (ii) February 6, 2012 with respect to the New 2022 Second Lien Notes. The Issuer has also agreed to file one or more “shelf” registration statements under certain circumstances to cover resales of the Notes. If such obligations are not satisfied with respect to the applicable Notes (each, a “Registration Default”), the annual interest rate on the applicable Notes will increase by 25 basis points for the first 90-day period during which a Registration Default continues, and thereafter the annual interest rate on the applicable Notes will increase by 50 basis points over the applicable original interest rate for the remaining period during which the Registration Default continues. If the Registration Default is corrected, the interest rate on the applicable Notes will revert to the original level.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.3 and is incorporated herein by reference. The above description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Indentures and the Notes set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit No.	Description

4.1	Indenture, dated as of August 14, 2012, among the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 6.875% Senior Secured Notes due 2017.

4.2	Fourth Supplemental Indenture, dated as of August 14, 2012, among the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 11.750% Senior Secured Second Lien Notes due 2022.

4.3	Registration Rights Agreement, dated as of August 14, 2012, among the Issuer and the initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.
/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President & Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC
/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President & Controller

Dated: August 17, 2012

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